Exhibit 1.01

CONFLICT MINERALS REPORT

May 28, 2020

Introduction

This Conflict Minerals Report is presented to comply with Securities and Exchange Commission Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”). Deere & Company (“Company”) and its subsidiaries (collectively, “John Deere”) manufacture and distribute agriculture and turf and construction and forestry equipment and parts. For the period from January 1 to December 31, 2019 (“Reporting Period”), certain components and parts of John Deere’s equipment products contained columbite-tantalite (coltan) (or its derivative tantalum), gold, wolframite (or its derivative tungsten) and/or cassiterite (or its derivative tin) (collectively, “conflict minerals”) necessary to the production or functionality of such equipment. As part of its efforts, the Company has adopted a policy (“Conflict Minerals Policy”) providing a common set of principles for the sourcing of conflict minerals. In accordance with the SEC Rule, the Company implemented a Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any conflict minerals necessary to the production or functionality of its products have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”) or have not come from recycled or scrap sources. Based on the RCOI, the Company believes that certain of the conflict minerals necessary to the production or functionality of its equipment manufactured in the Reporting Period may have originated in the Covered Countries and may not be from recycled or scrap sources (the “Covered Minerals”).

As described in Part I below, the Company conducted an RCOI, which includes the Company’s Conflict Minerals Policy, initial component assessment and identification of suppliers providing In-Scope Components. The supplier survey used the conflict minerals reporting template (CMRT) which is the current industry standard for collecting conflict minerals RCOI data from upstream companies. Smelter data along with supplier responses indicated the need to execute due diligence as outlined in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidelines”).

The Company’s due diligence procedures conform, in all material respects, with the framework set forth in the OECD Guidelines and the related supplements for gold and for tin, tantalum and tungsten. In accordance with the SEC Rule and the OECD Guidelines, this Conflict Minerals Report is available on the Company’s website at www.JohnDeere.com/secfilings. The Company’s Conflict Minerals Policy is available on its website at www.JohnDeere.com/corpgov.

Part I of this report also describes the due diligence procedures performed by the Company on the source and chain of custody of In-Scope Components (as defined below) for the Reporting Period. Part II of this report describes the Company’s products that contain In-Scope Components, the facilities used to process the Covered Minerals in those In-Scope Components if known to the Company, the country of origin of the Covered Minerals in those In-Scope Components if known to the Company and the efforts to determine the mine or location of origin with the greatest possible specificity.

Part I              Reasonable Country of Origin Inquiry and Due Diligence Procedures

Certain components and parts of John Deere’s equipment manufactured during the Reporting Period contain conflict minerals necessary to the production or functionality of such equipment (“In-Scope Components”). The Company’s due diligence procedures are implemented and maintained throughout its supply chain. In accordance with the Company’s Conflict Minerals Policy, the SEC Rule and the OECD Guidelines, the Company has established a due diligence process with the following key components: (1) internal supply management systems and controls; (2) identification and assessment of conflict minerals risk in the supply chain; (3) strategies to address identified risks within the supply chain; and (4) independent audit procedures as required by the SEC Rule. The Company performs due diligence procedures described below on its In-Scope Components.

a.   Internal Supply Management Systems and Controls

The Company’s Conflict Minerals Policy establishes the principles regarding the responsible sourcing of conflict minerals against which the Company can assess itself and its suppliers. To enforce the Conflict Minerals Policy, the Company has put in place internal supply management systems and controls. The Company’s management structure consists of three levels of oversight. In accordance with the OECD Guidelines, at the top of the management structure is an executive sponsor. The executive sponsor is a member of the Company’s senior management team. The second level of management is a steering committee comprised of executive-level officers and managers from supply management, environmental, energy and product sustainability, electronic solutions, and legal. This committee provided guidance and oversight to the third level of the management system for conflict minerals. The third level of the management system is a team of subject matter experts (“CM Team”) from relevant functions within the Company, including supply management, environmental, quality, information technology, internal audit and legal. The CM Team was responsible for implementing the Company’s due diligence procedures. In accordance with the Company’s Conflict Minerals Policy and the OECD Guidelines, the Company will maintain, and will require In-Scope Suppliers (as defined below) to maintain, conflict minerals records for five years.

b.   Identification and Assessment of Conflict Mineral Risk in the Supply Chain

Due to the size and complexity of John Deere’s global supply chain as well as its considerable number of suppliers, products, parts and components, a process was developed to assess and remove parts not containing conflict minerals from the inquiry. The RCOI pertains only to suppliers with In-Scope Components (“In-Scope Suppliers”) introduced into John Deere’s supply chain during the Reporting Period. Parts, components or products not containing conflict minerals were excluded from further inquiry.

The Company’s RCOI is comprised of three processes. The first process collects information on the Company’s equipment components (“Equipment Survey”); the second process collects information on the Company’s electronics components (“Electronics Survey”), and the third process collects information on the Company’s after-market parts division (“All-Makes Survey” and, collectively with the Equipment Survey and the Electronics Survey, the “Surveys”). In each case, the survey covers In-Scope Suppliers of In-Scope Components during the Reporting Period.

The Equipment Survey randomly selected In-Scope Suppliers based on volume of In-Scope Components provided to the Company during the Reporting Period. These suppliers were ranked based on the total volume of In-Scope Components supplied or forecasted to be supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high volume (supplying 80 percent of In-Scope Components), mid-volume (supplying 15 percent of In-Scope Components) and low volume (supplying 5 percent of In-Scope Components). The In-Scope Suppliers were then randomly selected from these groups such that the survey covered a minimum of 80 percent of volume from the high volume group, 18 percent of volume from the mid-volume group and 2 percent of volume from the low volume group. The All-Makes Survey followed a similar selection process to the Equipment Survey.

The Electronic Survey randomly selected In-Scope Suppliers based on volume of In-Scope Components provided to the Company during the Reporting Period. These suppliers were ranked based on the total volume of In-Scope Components supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high volume (supplying 98 percent of In-Scope Components) and low volume (supplying 2 percent of In-Scope Components). The In-Scope Suppliers were then randomly selected from these groups such that the survey covered 100 percent of volume from the high volume group and 15 percent of suppliers from the low volume group.

c.   Survey of In-Scope Suppliers

The Company collected conflict minerals data from the identified In-Scope Suppliers for each unique part supplied to the Company during the Reporting Period. Each In-Scope Supplier surveyed was required to make part-specific declarations to the Company. The Surveys used the standard industry reporting template, the Conflict Minerals Reporting Template (“CMRT”), published by the Responsible Minerals Initiative (“RMI”) (formerly Conflict-Free Sourcing Initiative), to review conflict minerals risk within the supply chain and identify smelters of origin. The Company used its proprietary software system to conduct the Equipment Survey. The system enabled the Company to communicate with In-Scope Suppliers, to make an initial risk assessment and to assist In-Scope Suppliers in completing the CMRT accurately.

In all cases, In-Scope Suppliers were asked to complete the survey within five weeks after receipt of the request. Additionally, In-Scope Suppliers were required automatically to update their responses with a new CMRT should an In-Scope Component that is the subject of a CMRT change during the Reporting Period. In accordance with the OECD Guidelines, the Company relies on third party audits by the Responsible Minerals Assurance Process (“RMAP”) (formerly the Conflict-Free Smelter Program) to validate the conflict free status of mineral smelters. The Company relies on the list of third party compliant RMAP smelters to determine the conflict status of the smelters identified in the supplier CMRT responses.

The Equipment Survey yielded complete CMRTs from approximately 81 percent of the In-Scope Suppliers surveyed, representing approximately 97 percent of the In-Scope Component volume from those suppliers. The Electronics Survey received complete CMRTs from approximately 73 percent of the In-Scope Suppliers surveyed, representing approximately 98 percent of the In-Scope Component volume from the In-Scope Components of those suppliers. The All-Makes Survey received complete CMRTs from approximately 42 percent of the In-Scope Suppliers surveyed, representing approximately 68 percent of the In-Scope Component volume from these suppliers. On a combined basis, the Company received complete CMRTs from approximately 76 percent of its In-Scope Suppliers surveyed, representing approximately 97 percent of the Company’s In-Scope Component volume from these suppliers.

The CM Team evaluated the CMRTs and assessed a risk level for each In-Scope Supplier response. The risk evaluation was based on the risks outlined in the OECD Guidelines. Based on the risk evaluation, the CM Team determined whether further due diligence was required on any In-Scope Supplier. The CM Team contacted certain In-Scope Suppliers to verify the information provided on the CMRT.

d.   Strategies to Address Identified Risks within the Supply Chain

The Company is a member of RMI and supports its effort to ensure smelters are compliant as conflict-free, including the RMAP that identifies smelters and refiners having systems in place to assure sourcing of conflict free materials. The Company intends to continue its due diligence efforts on its conflict minerals supply chain. The Company’s due diligence procedures will continue to develop by engaging In-Scope Suppliers to improve transparency throughout the supply chain. In accordance with the Company’s Conflict Minerals Policy, it will continue incorporating conflict minerals obligations into its supplier contracts. The Company continued to incorporate the Conflict Minerals Supplier Response in to the supplier evaluation process. The Company’s due diligence procedures will also continue to enforce its Conflict Minerals Policy and its Supplier Code of Conduct.

Part II             Product Description

a.   Products Containing In-Scope Components

The Company’s equipment operations are categorized into two major business segments. The agriculture and turf segment primarily manufactures and distributes a full line of agriculture and turf equipment and related service parts, including: large, medium, and utility tractors; tractor loaders; combines, cotton pickers, cotton strippers, and sugarcane harvesters; harvesting front-end equipment; sugarcane loaders and pull-behind scrapers; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology and solutions; and other outdoor power products. The construction and forestry segment primarily manufactures and distributes a broad range of machines and service parts used in construction, earthmoving, road building, material handling and timber harvesting, including: backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; milling machines; recyclers; slipform pavers; surface miners; asphalt pavers; compactors; tandem and static rollers; mobile crushers and screens; mobile and stationary asphalt plants; log skidders; feller bunchers; log loaders; log forwarders; log harvesters and related logging attachments.

As a result of the due diligence procedures described in Part I above, the Company believes the equipment products described above contain In-Scope Components.

b.   Facilities Known to Process the Covered Minerals

Attached hereto as Schedule A is a list of the facilities that, based on the due diligence process described above, are known to the Company and that the Company believes processed the Covered Minerals in the Company’s products during the Reporting Period. During the due diligence process described above, the In-Scope Suppliers identified many entities that the Company could not validate as smelters or refiners and therefore are not listed in Schedule A. A significant number of smelters that may or may not have processed the Covered Minerals in the Company’s products have not participated in the RMAP and, therefore, have not yet established their conflict status.

c.   Country of Origin of the Covered Minerals

As a result of the due diligence procedures described in Part I above, the Company does not have sufficient information to determine conclusively the countries of origin of all Covered Minerals.

d.   Efforts to Determine the Mine or Location of Origin

As discussed above in Part I, the Company relies on third parties to validate the conflict status of smelter sources. The Company’s due diligence procedures are designed to identify risks within the supply chain. During the due diligence process described above, the In-Scope Suppliers identified the Covered Minerals processed by RMAP smelters may be from the countries of origin listed on Schedule B attached hereto.

Schedule A

Facilities Known to process Covered Minerals during the Reporting Period

Mineral	Smelter Name	Reported to Deere
Gold (Au)	Advanced Chemical Company	USA
Gold (Au)	Aida Chemical Industries Co., Ltd.	JPN
Gold (Au)	Aktyubinsk Copper Company TOO	KAZ
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	DEU
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZB
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRA
Gold (Au)	Argor-Heraeus S.A.	CHE
Gold (Au)	Asahi Pretec Corp.	JPN
Gold (Au)	Asaka Riken Co., Ltd.	JPN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TUR
Gold (Au)	Aurubis AG	DEU
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHL
Gold (Au)	Boliden AB	SWE
Gold (Au)	C. Hafner GmbH + Co. KG	DEU
Gold (Au)	Caridad	MEX
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CAN
Gold (Au)	Cendres + Metaux S.A.	CHE
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHN
Gold (Au)	Chimet S.p.A.	ITA
Gold (Au)	Chugai Mining	JPN
Gold (Au)	Daejin Indus Co., Ltd.	KOR
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHN
Gold (Au)	DSC (Do Sung Corporation)	KOR
Gold (Au)	DODUCO Contacts and Refining GmbH	DEU
Gold (Au)	Dowa	JPN
Gold (Au)	Eco-System Recycling Co., Ltd.	JPN
Gold (Au)	OJSC Novosibirsk Refinery	RUS
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHN
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHN
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHN
Gold (Au)	HeeSung Metal Ltd.	KOR
Gold (Au)	Heimerle + Meule GmbH	DEU
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHN
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	DEU

Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHN
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHN
Gold (Au)	HwaSeong CJ CO., LTD.	KOR
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHN
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JPN
Gold (Au)	Istanbul Gold Refinery	TUR
Gold (Au)	Japan Mint	JPN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHN
Gold (Au)	Asahi Refining USA Inc.	USA
Gold (Au)	Asahi Refining Canada Ltd.	CAN
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUS
Gold (Au)	JSC Uralelectromed	RUS
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JPN
Gold (Au)	Kazakhmys Smelting LLC	KAZ
Gold (Au)	Kazzinc	KAZ
Gold (Au)	Kennecott Utah Copper LLC	USA
Gold (Au)	Kojima Chemicals Co., Ltd.	JPN
Gold (Au)	Kyrgyzaltyn JSC	KGZ
Gold (Au)	L’azurde Company For Jewelry	SAU
Gold (Au)	Lingbao Gold Co., Ltd.	CHN
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHN
Gold (Au)	LS-NIKKO Copper Inc.	KOR
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHN
Gold (Au)	Materion	USA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JPN
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHN
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHN
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SGP
Gold (Au)	Metalor Technologies S.A.	CHE
Gold (Au)	Metalor USA Refining Corporation	USA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEX
Gold (Au)	Mitsubishi Materials Corporation	JPN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JPN
Gold (Au)	Moscow Special Alloys Processing Plant	RUS
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TUR
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZB
Gold (Au)	Nihon Material Co., Ltd.	JPN
Gold (Au)	Elemetal Refining, LLC	USA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JPN

Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUS
Gold (Au)	PAMP S.A.	CHE
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHN
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUS
Gold (Au)	PT Aneka Tambang (Persero) Tbk	IDN
Gold (Au)	PX Precinox S.A.	CHE
Gold (Au)	Rand Refinery (Pty) Ltd.	ZAF
Gold (Au)	Royal Canadian Mint	CAN
Gold (Au)	Sabin Metal Corp.	USA
Gold (Au)	Samduck Precious Metals	KOR
Gold (Au)	Samwon Metals Corp.	KOR
Gold (Au)	Schone Edelmetaal B.V.	NLD
Gold (Au)	SEMPSA Joyeria Plateria S.A.	ESP
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHN
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHN
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHN
Gold (Au)	So Accurate Group, Inc.	USA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUS
Gold (Au)	Solar Applied Materials Technology Corp.	TWN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JPN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JPN
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHN
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHN
Gold (Au)	Tokuriki Honten Co., Ltd.	JPN
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHN
Gold (Au)	Torecom	KOR
Gold (Au)	Umicore Brasil Ltda.	BRA
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BEL
Gold (Au)	United Precious Metal Refining, Inc.	USA
Gold (Au)	Valcambi S.A.	CHE
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUS
Gold (Au)	Yamamoto Precious Metal Co., Ltd.	JPN
Gold (Au)	Yokohama Metal Co., Ltd.	JPN
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHN
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHN
Gold (Au)	Morris and Watson	NZL
Gold (Au)	SAFINA A.S.	CZH
Gold (Au)	Guangdong Jinding Gold Limited	CHN

Gold (Au)	Umicore Precious Metals Thailand	THA
Gold (Au)	Faggi Enrico S.p.A.	ITA
Gold (Au)	Geib Refining Corporation	USA
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	IND
Gold (Au)	Republic Metals Corporation	USA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POL
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZWE
Gold (Au)	Singway Technology Co., Ltd.	TWN
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHN
Gold (Au)	Al Etihad Gold Refinery DMCC	ARE
Gold (Au)	Emirates Gold DMCC	ARE
Gold (Au)	International Precious Metal Refiners	ARE
Gold (Au)	Kaloti Precious Metals	ARE
Gold (Au)	Sudan Gold Refinery	SDN
Gold (Au)	T.C.A S.p.A	ITA
Gold (Au)	REMONDIS PMR B.V.	NLD
Gold (Au)	Fujairah Gold FZC	ARE
Gold (Au)	Tony Goetz NV	BEL
Gold (Au)	Shirpur Gold Refinery Ltd.	IND
Gold (Au)	Korea Zinc Co., Ltd.	KOR
Gold (Au)	Marsam Metals	BRA
Gold (Au)	TOO Tau-Ken-Altyn	KAZ
Gold (Au)	Abington Reldan Metals, LLC	USA
Gold (Au)	SAAMP	FRA
Gold (Au)	L’Orfebre S.A.	AND
Gold (Au)	8853 S.p.A.	ITA
Gold (Au)	Italpreziosi	ITA
Gold (Au)	SAXONIA Edelmetalle GmbH	DEU
Gold (Au)	WIELAND Edelmetalle GmbH	DEU
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUT
Gold (Au)	AU Traders and Refiners	ZAF
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	IND
Gold (Au)	Sai Refinery	IND
Gold (Au)	Universal Precious Metals Refining Zambia	ZMB
Gold (Au)	Modeltech Sdn Bhd	MYS
Gold (Au)	Bangalore Refinery	IND
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUS
Gold (Au)	Morris and Watson Gold Coast	AUS
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	DEU

Gold (Au)	Pease & Curren	USA
Gold (Au)	SungEel HiMetal Co., Ltd.	KOR
Gold (Au)	Planta Recuperadora de Metales SpA	CHL
Gold (Au)	Safimet S.p.A	ITA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LTU
Gold (Au)	African Gold Refinery	UGA
Gold (Au)	NH Recytech Company	KOR
Gold (Au)	DS PRETECH Co., Ltd.	KOR
Gold (Au)	QG Refining, LLC	USA
Gold (Au)	Dijllah Gold Refinery FZC	ARE
Gold (Au)	CGR Metalloys Pvt Ltd.	IND
Gold (Au)	Sovereign Metals	IND
Gold (Au)	C.I Metales Procesados Industriales SAS	COL
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JPN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JPN
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHN
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHN
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHN
Tin (Sn)	Alpha	USA
Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.	BRA
Tin (Sn)	CV Gita Pesona	IDN
Tin (Sn)	PT Justindo	IDN
Tin (Sn)	PT Aries Kencana Sejahtera	IDN
Tin (Sn)	PT Premium Tin Indonesia	IDN
Tin (Sn)	CV United Smelting	IDN
Tin (Sn)	Dowa Metaltech Co., Ltd.	JPN
Tin (Sn)	EM Vinto	BOL
Tin (Sn)	Estanho de Rondonia S.A.	BRA
Tin (Sn)	Fenix Metals	POL
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHN
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHN
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHN
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHN
Tin (Sn)	China Tin Group Co., Ltd.	CHN
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MYS
Tin (Sn)	Metallic Resources, Inc.	USA
Tin (Sn)	Mineracao Taboca S.A.	BRA
Tin (Sn)	Minsur	PER

Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHN
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THA
Tin (Sn)	Operaciones Metalurgicas S.A.	BOL
Tin (Sn)	PT Artha Cipta Langgeng	IDN
Tin (Sn)	PT Babel Inti Perkasa	IDN
Tin (Sn)	PT Babel Surya Alam Lestari	IDN
Tin (Sn)	PT Bangka Kudai Tin	IDN
Tin (Sn)	PT Bangka Tin Industry	IDN
Tin (Sn)	PT Belitung Industri Sejahtera	IDN
Tin (Sn)	PT BilliTin Makmur Lestari	IDN
Tin (Sn)	PT Bukit Timah	IDN
Tin (Sn)	PT DS Jaya Abadi	IDN
Tin (Sn)	PT Eunindo Usaha Mandiri	IDN
Tin (Sn)	PT Karimun Mining	IDN
Tin (Sn)	PT Mitra Stania Prima	IDN
Tin (Sn)	PT Panca Mega Persada	IDN
Tin (Sn)	PT Prima Timah Utama	IDN
Tin (Sn)	PT Refined Bangka Tin	IDN
Tin (Sn)	PT Sariwiguna Binasentosa	IDN
Tin (Sn)	PT Stanindo Inti Perkasa	IDN
Tin (Sn)	PT Sumber Jaya Indah	IDN
Tin (Sn)	PT Timah Tbk Kundur	IDN
Tin (Sn)	PT Timah Tbk Mentok	IDN
Tin (Sn)	PT Tinindo Inter Nusa	IDN
Tin (Sn)	PT Tommy Utama	IDN
Tin (Sn)	Rui Da Hung	TWN
Tin (Sn)	Soft Metais Ltda.	BRA
Tin (Sn)	Thaisarco	THA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHN
Tin (Sn)	VQB Mineral and Trading Group JSC	VNM
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHN
Tin (Sn)	Yunnan Tin Company Limited	CHN
Tin (Sn)	CV Venus Inti Perkasa	IDN
Tin (Sn)	Magnu’s Minerais Metais e Ligas Ltda.	BRA
Tin (Sn)	PT Tirus Putra Mandiri	IDN
Tin (Sn)	PT Wahana Perkit Jaya	IDN
Tin (Sn)	Melt Metais e Ligas S.A.	BRA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	IDN

Tin (Sn)	Phoenix Metal Ltd.	RWA
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHL
Tin (Sn)	PT Inti Stania Prima	IDN
Tin (Sn)	CV Ayi Jaya	IDN
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VNM
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VNM
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VNM
Tin (Sn)	CV Dua Sekawan	IDN
Tin (Sn)	PT Rajehan Ariq	IDN
Tin (Sn)	PT Cipta Persada Mulia	IDN
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VNM
Tin (Sn)	Resind Industria e Comercio Ltda.	BRA
Tin (Sn)	Super Ligas	BRA
Tin (Sn)	PT O.M. Indonesia	IDN
Tin (Sn)	Metallo Belgium N.V.	BEL
Tin (Sn)	Metallo Spain S.L.U.	ESP
Tin (Sn)	PT Bangka Prima Tin	IDN
Tin (Sn)	PT Sukses Inti Makmur	IDN
Tin (Sn)	An Thai Minerals Co., Ltd.	VNM
Tin (Sn)	PT Kijang Jaya Mandiri	IDN
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VNM
Tin (Sn)	PT Menara Cipta Mulia	IDN
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHN
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHN
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHN
Tin (Sn)	Gejiu Jinye Mineral Company	CHN
Tin (Sn)	PT Lautan Harmonis Sejahtera	IDN
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHN
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHN
Tin (Sn)	PT Bangka Serumpun	IDN
Tin (Sn)	Pongpipat Company Limited	MMR
Tin (Sn)	Tin Technology & Refining	USA
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHN
Tin (Sn)	Ma’anshan Weitai Tin Co., Ltd.	CHN
Tin (Sn)	PT Rajawali Rimba Perkasa	IDN
Tin (Sn)	Luna Smelter, Ltd.	RWA
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHN
Tin (Sn)	Precious Minerals and Smelting Limited	IND

Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHN
Tantulum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHN
Tantulum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHN
Tantulum (Ta)	Duoluoshan	CHN
Tantulum (Ta)	Exotech Inc.	USA
Tantulum (Ta)	F&X Electro-Materials Ltd.	CHN
Tantulum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHN
Tantulum (Ta)	Hi-Temp Specialty Metals, Inc.	USA
Tantulum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHN
Tantulum (Ta)	Jiujiang Tanbre Co., Ltd.	CHN
Tantulum (Ta)	King-Tan Tantalum Industry Ltd.	CHN
Tantulum (Ta)	LSM Brasil S.A.	BRA
Tantulum (Ta)	Metallurgical Products India Pvt., Ltd.	IND
Tantulum (Ta)	Mineracao Taboca SA	BRA
Tantulum (Ta)	Mitsui Mining & Smelting	JPN
Tantulum (Ta)	NPM Silmet AS	EST
Tantulum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHN
Tantulum (Ta)	QuantumClean	USA
Tantulum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHN
Tantulum (Ta)	Solikamsk Magnesium Works OAO	RUS
Tantulum (Ta)	Taki Chemical Co., Ltd.	JPN
Tantulum (Ta)	Telex Metals	USA
Tantulum (Ta)	Ulba Metallurgical Plant JSC	KAZ
Tantulum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHN
Tantulum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHN
Tantulum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHN
Tantulum (Ta)	D Block Metals, LLC	USA
Tantulum (Ta)	FIR Metals & Resource Ltd.	CHN
Tantulum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHN
Tantulum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHN
Tantulum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHN
Tantulum (Ta)	KEMET Blue Metals	MEX
Tantulum (Ta)	Plansee SE Liezen	AUT
Tantulum (Ta)	H.C. Starck Co., Ltd.	THA
Tantulum (Ta)	H.C. Starck Tantalum and Niobium GmbH	DEU
Tantulum (Ta)	H.C. Starck GmbH Laufenburg	DEU
Tantulum (Ta)	H.C. Starck Hermsdorf GmbH	DEU
Tantulum (Ta)	H.C. Starck Inc.	USA

Tantulum (Ta)	H.C. Starck Ltd.	JPN
Tantulum (Ta)	H.C. Starck Smelting GmbH & Co. KG	DEU
Tantulum (Ta)	Plansee SE Reutte	AUT
Tantulum (Ta)	Global Advanced Metals Boyertown	USA
Tantulum (Ta)	Global Advanced Metals Aizu	JPN
Tantulum (Ta)	KEMET Blue Powder	USA
Tantulum (Ta)	Tranzact, Inc.	USA
Tantulum (Ta)	Jiangxi Tuohong New Raw Material	CHN
Tantulum (Ta)	Power Resources Ltd.	MKD
Tantulum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHN
Tantulum (Ta)	CP Metals Inc.	USA
Tungsten (W )	A.L.M.T. Corp.	JPN
Tungsten (W )	Kennametal Huntsville	USA
Tungsten (W )	Guangdong Xianglu Tungsten Co., Ltd.	CHN
Tungsten (W )	Chongyi Zhangyuan Tungsten Co., Ltd.	CHN
Tungsten (W )	Dayu Weiliang Tungsten Co., Ltd.	CHN
Tungsten (W )	Fujian Jinxin Tungsten Co., Ltd.	CHN
Tungsten (W )	Global Tungsten & Powders Corp.	USA
Tungsten (W )	Hunan Chenzhou Mining Group Co., Ltd.	CHN
Tungsten (W )	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHN
Tungsten (W )	Japan New Metals Co., Ltd.	JPN
Tungsten (W )	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHN
Tungsten (W )	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHN
Tungsten (W )	Kennametal Fallon	USA
Tungsten (W )	Tejing (Vietnam) Tungsten Co., Ltd.	VNM
Tungsten (W )	Vietnam Youngsun Tungsten Industry Co., Ltd.	VNM
Tungsten (W )	Wolfram Bergbau und Hutten AG	AUT
Tungsten (W )	Xiamen Tungsten Co., Ltd.	CHN
Tungsten (W )	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHN
Tungsten (W )	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHN
Tungsten (W )	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHN
Tungsten (W )	Jiangxi Yaosheng Tungsten Co., Ltd.	CHN
Tungsten (W )	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHN
Tungsten (W )	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHN
Tungsten (W )	Malipo Haiyu Tungsten Co., Ltd.	CHN
Tungsten (W )	Xiamen Tungsten (H.C.) Co., Ltd.	CHN
Tungsten (W )	Jiangxi Gan Bei Tungsten Co., Ltd.	CHN
Tungsten (W )	Ganzhou Seadragon W & Mo Co., Ltd.	CHN
Tungsten (W )	Asia Tungsten Products Vietnam Ltd.	VNM

Tungsten (W )	Chenzhou Diamond Tungsten Products Co., Ltd.	CHN
Tungsten (W )	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHN
Tungsten (W )	Ganzhou Yatai Tungsten Co., Ltd.	CHN
Tungsten (W )	H.C. Starck Tungsten GmbH	DEU
Tungsten (W )	Masan Tungsten Chemical LLC (MTC)	VNM
Tungsten (W )	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHN
Tungsten (W )	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHN
Tungsten (W )	Niagara Refining LLC	USA
Tungsten (W )	China Molybdenum Co., Ltd.	CHN
Tungsten (W )	Ganzhou Haichuang Tungsten Co., Ltd.	CHN
Tungsten (W )	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHN
Tungsten (W )	Hydrometallurg, JSC	RUS
Tungsten (W )	Unecha Refractory metals plant	RUS
Tungsten (W )	South-East Nonferrous Metal Company Limited of Hengyang City	CHN
Tungsten (W )	Philippine Chuangxin Industrial Co., Inc.	PHL
Tungsten (W )	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHN
Tungsten (W )	ACL Metais Eireli	BRA
Tungsten (W )	Woltech Korea Co., Ltd.	KOR
Tungsten (W )	Moliren Ltd.	RUS
Tungsten (W )	Hunan Litian Tungsten Industry Co., Ltd.	CHN
Tungsten (W )	KGETS Co., Ltd.	KOR
Tungsten (W )	Fujian Ganmin RareMetal Co., Ltd.	CHN
Tungsten (W )	Lianyou Metals Co., Ltd.	TWN
Tungsten (W )	JSC “Kirovgrad Hard Alloys Plant”	RUS
Tungsten (W )	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRA

Schedule B

Countries of Origin

Argentina
Australia
Austria
Benin
Bolivia
Bolivia (Plurinational State of)
Brazil
Burundi
Canada
Chile
China
Colombia
Democratic Republic of Congo
Ecuador
Eritrea
Ethiopia
France
Germany
Ghana
Guinea
India
Indonesia
Japan
Laos
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Mozambique
Myanmar
Namibia
Nicaragua
Niger
Nigeria
Peru
Portugal
Russian Federation
Rwanda
Sierra Leone
Somaliland
South Africa
Spain
Swaziland
Taiwan

Tanzania
Thailand
Togo
Uganda
United Kingdom of Great Britain and Northern Ireland
United States of America
Uzbekistan
Venezuela
Vietnam
Zimbabwe